GREENLIGHT CAPITAL RE, LTD.
ANNOUNCES COMPLETION OF STRATEGIC REVIEW AND
SECURITIES REPURCHASE AUTHORIZATION
GRAND CAYMAN, Cayman Islands – April 2, 2020 - Greenlight Capital Re, Ltd. (Nasdaq: GLRE) (“Greenlight Re” or the “Company”), a specialist property and casualty reinsurance company headquartered in the Cayman Islands, today announced that its Board of Directors (the “Board”) has completed its review of strategic transaction alternatives. After a thorough and rigorous process conducted by the Board with the assistance of Credit Suisse Securities (USA) LLC, the Company determined that the best course of action is to continue its existing business plan. The Board, following a recommendation made by a special committee composed of independent directors, determined that at this time stockholder value is likely to be better enhanced on a standalone basis than by pursuing a transaction with a third party.
The Board also expanded the Company’s share repurchase program of Class A Ordinary Shares from 2.5 million to 5.0 million Class A Ordinary shares through June 30, 2021. Share repurchases may be made through open market and privately negotiated transactions at times and in such amounts as deemed appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. The share repurchase program may be limited or terminated at any time without prior notice.
The Board also authorized the repurchase of up to $25.0 million aggregate face amount of the Company’s 4.00% Convertible Senior Notes due 2023 through June 30, 2021. Note repurchases may be made from time to time in compliance with regulatory and other legal requirements, and subject to market conditions and other factors, and may be limited or terminated at any time without prior notice.
This press release does not constitute an offer to sell or purchase or a solicitation of an offer to sell or purchase any Class A Ordinary Shares or our 4.00% Convertible Senior Notes due 2023. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a Nasdaq listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces. The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded. With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.
For further information contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky